SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

ATLANTICUS HOLDINGS CORPORATION
________________________________________________________________

(Name of Registrant as Specified in its Charter)
________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 9, 2018

Dear Shareholder:
On behalf of the Board of Directors, I cordially invite you to attend the 2018 Annual Meeting of Shareholders of Atlanticus Holdings Corporation, which will be held at the company’s corporate headquarters, Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328, on Thursday, May 10, 2018, commencing at 9:00 a.m., local time. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.
Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and promptly return it in the enclosed prepaid envelope prior to the meeting so that your shares may be represented at the meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.
Sincerely yours,

David G. Hanna
Chief Executive Officer

ATLANTICUS HOLDINGS CORPORATION
Five Concourse Parkway, Suite 300
Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 10, 2018

Notice is hereby given that the Annual Meeting of Shareholders of Atlanticus Holdings Corporation, a Georgia corporation, will be held on Thursday, May 10, 2018, at 9:00 a.m., local time, at the company’s corporate headquarters, Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328 for the following purposes:

1.	To elect five directors for terms expiring at the 2019 Annual Meeting of Shareholders;

2.	To consider and act upon a proposal to approve the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on March 9, 2018 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments. A list of such shareholders is available for inspection by any shareholder during ordinary business hours at our principal place of business at Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328. The shareholder list also will be available for inspection by any shareholder at the time and place of the Annual Meeting. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

Rohit H. Kirpalani
Secretary

Atlanta, Georgia
April 9, 2018

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided. In the event you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

ATLANTICUS HOLDINGS CORPORATION
Five Concourse Parkway, Suite 300
Atlanta, Georgia 30328
(770) 828-2000

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 10, 2018

GENERAL INFORMATION
Introduction
We are furnishing this Proxy Statement on behalf of the Board of Directors of Atlanticus Holdings Corporation, a Georgia corporation, for use at our 2018 Annual Meeting of Shareholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the company’s corporate headquarters, Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328, at 9:00 a.m., local time, on Thursday, May 10, 2018. You may obtain directions to the location of the Annual Meeting by visiting www.atlanticus.com/2018AnnualMeeting or by contacting us at the address or telephone number listed above.
As used in this Proxy Statement, the terms “Atlanticus,” “we,” “us,” and “our” refer to Atlanticus Holdings Corporation. The term “Common Stock” means shares of our common stock, no par value.
This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 12, 2018. A copy of the 2017 Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed with this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 10, 2018:

This Proxy Statement and the 2017 Annual Report to Shareholders are available at www.atlanticus.com/2018AnnualMeeting.

Voting Rights
Atlanticus’ Common Stock is the only class of voting securities outstanding. The close of business on March 9, 2018 has been fixed as the record date for the determination of our shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, we had outstanding 15,360,058 shares of Common Stock. Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to the shareholders. There are no cumulative voting rights in the election of directors.
Quorum
For each proposal to be considered at the Annual Meeting, the holders of a majority of the number of shares entitled to vote on such matter at the meeting, present in person or by proxy, will constitute a quorum. Both abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote,” however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals, and, therefore, the brokers have advised us that they lack voting authority.
Distinction Between Holding Shares as a Shareholder of Record and as a Beneficial Owner
Some of our shareholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

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Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

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Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a shareholder of record, please understand that we do not know that you are a shareholder, or how many shares you own.
Voting Deadline
If you are a shareholder of record on the record date, then your proxy must be received no later than 11:59 p.m. E.T. on May 9, 2018 to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.
Voting Without Attending the Annual Meeting
Whether you hold shares directly as a shareholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by mail. Instructions are on the proxy card. The proxy holders will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.
Voting In Person
Shares held in your name as the shareholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you may have submitted.
Voting Requirements
At the Annual Meeting, shareholders will consider and act upon (1) the election of five directors for terms expiring at the 2019 Annual Meeting of Shareholders, (2) the approval of the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan, and (3) such other business as may properly come before the Annual Meeting.
With regard to Proposal One (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board of Directors, and all nominees are current directors. The election of directors requires a plurality of the votes cast, and the five nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal One.
With regard to Proposal Two (Approval of the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan), votes may be cast for or against the proposal, or shareholders may abstain from voting on the proposal. The approval of Proposal Two requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal Two.
Treatment of Voting Instructions
If you provide specific voting instructions, your shares will be voted as instructed.
If you hold shares as the shareholder of record and sign and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends voting “FOR ALL NOMINEES” listed in Proposal One, “FOR” Proposal Two, and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.
You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.
The persons identified as having the authority to vote the proxies granted by the proxy card also will have discretionary authority to vote, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.
Revocability of Proxies
A shareholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.
Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.
Costs of Proxy Solicitation
Atlanticus will bear the expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of Atlanticus, in person or by telephone, e-mail or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. Atlanticus also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing and returning the enclosed proxy card will help to avoid additional expense.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Action will be taken at the Annual Meeting for the election of five directors. Each director elected at the Annual Meeting will serve until the 2019 Annual Meeting or until his successor is elected and qualified. Proxies can be voted for only five nominees.
The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of Directors of some other person or persons for any one or more of the nominees, the proxies may be voted in accordance with the discretion of the named proxies “FOR” such substitute nominees.
The name, age as of the record date, principal occupation for the last five years, selected biographical information and period of service as a director of Atlanticus of the nominees for election as directors are set forth below.
Nominees for Director
David G. Hanna, age 53. Chairman of the Board. Mr. Hanna has been the Chief Executive Officer of Atlanticus since its formation in 1996 and has been the Chairman of the Board since our initial public offering in 1999. Mr. Hanna has been in the consumer credit industry for over 28 years. Since 1992, Mr. Hanna has served as President and a director of HBR Capital, Ltd., an administrative services firm, and since 2006, as President of Hanna Capital, LLC, an investment firm. Mr. Hanna’s role as a founder of Atlanticus provides the Board with considerable institutional knowledge and an important long-term perspective on the company and our industry as a whole.

Jeffrey A. Howard, age 48. Mr. Howard has been President of Atlanticus and a director since April 2014. Mr. Howard joined our subsidiary Atlanticus Services Corporation in 2001 and has served as Executive Managing Director of that subsidiary since 2010 and as Director of Corporate Development since 2001. His 17 years with Atlanticus provide the Board with an intimate understanding of the company’s operations and insightful institutional knowledge. In addition to his 17 years of experience in the consumer finance industry, Mr. Howard has significant experience in corporate development and mergers and acquisitions. This experience provides the Board with valuable insight into our industry and business strategy.

Deal W. Hudson, age 68. Dr. Hudson became a director in 2002. Since 2004, Dr. Hudson has been President of the Morley Institute, a religious and educational think tank, in Washington, D.C. From 1995 to 2010, he also was President of the Morley Publishing Group, a religious publishing company. Dr. Hudson’s leadership experience in the not-for-profit sector provides the Board with important insight in the areas of corporate responsibility and community affairs. Dr. Hudson helps the Board incorporate these considerations into its decision-making process.

Mack F. Mattingly, age 87. Senator Mattingly became a director in 1999. He was elected to the United States Senate from the State of Georgia and served from 1981 until 1987. While in the Senate, he was Chairman of the Military Construction Appropriations Subcommittee, the Legislative Branch Subcommittee and the Congressional Operations and Oversight Subcommittee, as well as a member of the Appropriations Committee, the Banking and Housing Committee, the Governmental Affairs Committee and the Joint Economic Committee. In 1987, President Ronald Reagan appointed him Assistant Secretary General for Defense Support for NATO in Brussels, Belgium. In 1988, he received the Secretary of

Defense Medal for Outstanding Public Service. In 1992, President George H. W. Bush appointed him Ambassador to the Republic of the Seychelles. Prior to serving in the Senate, Senator Mattingly worked 20 years for the IBM Corporation and served four years in the United States Air Force. Since 1993, Senator Mattingly has been a self-employed entrepreneur, speaker and author. Senator Mattingly’s experience in business and government provides the Board with valuable insight in the areas of governmental, regulatory and community affairs.
Thomas G. Rosencrants, age 68. Mr. Rosencrants became a director in 1999.  From 2000 to 2014, Mr. Rosencrants served as Chairman and Chief Executive Officer of Ravello Solutions, LLC, an insurance software company. In 2014, he became Chief Executive Officer of Cheyenne Holdings, LLC, a holding company. Since 1997, Mr. Rosencrants has been the Chief Executive Officer of Greystone Capital and Greystone Capital Group, LLC, an investment management and strategic advisory firm. Mr. Rosencrants also served as a member of the Board and Compensation Committee and as Chairman of the Audit Committee of Cambridge Display Technology, Inc. from 2006 until its sale in 2007. In addition, he is a Chartered Financial Analyst. Mr. Rosencrants provides the Board and Audit Committee with expertise in the areas of finance, financial reporting, accounting, corporate governance and risk management.

The Board of Directors recommends a vote “FOR ALL NOMINEES”
listed in Proposal One for election to the Board of Directors.

PROPOSAL TWO:
APPROVAL OF THE ATLANTICUS HOLDINGS CORPORATION
SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Background
On December 9, 1999, the Board of Directors of CompuCredit Corporation (now Atlanticus Services Corporation), which we refer to as “CompuCredit,” adopted, subject to shareholder approval, the CompuCredit Corporation Employee Stock Purchase Plan, which we refer to as the “Original ESPP.” CompuCredit’s shareholders approved the Original ESPP on May 2, 2000, as required by the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”
On March 6, 2008, the CompuCredit Board of Directors approved, subject to shareholder approval, the CompuCredit Corporation Amended and Restated Employee Stock Purchase Plan, which we refer to as the “First Amended ESPP.” CompuCredit’s shareholders approved the First Amended ESPP on May 8, 2008, as required by the Code.
On June 30, 2009, CompuCredit completed a holding company reorganization whereby (i) CompuCredit became a wholly owned subsidiary of Atlanticus and (ii) Atlanticus became the successor issuer to CompuCredit pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” In connection with the reorganization: (i) each outstanding share of common stock of CompuCredit was converted automatically into one share of Atlanticus Common Stock, (ii) Atlanticus assumed the First Amended ESPP and all outstanding equity awards under the First Amended ESPP and (iii) each outstanding equity award assumed by Atlanticus under the First Amended ESPP became exercisable upon the same terms and conditions as were in effect immediately prior to the completion of the reorganization, except that all such equity awards now entitle the holder to acquire the Atlanticus Common Stock.
On March 8, 2018, our Board of Directors adopted, subject to shareholder approval, the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan, which we refer to as the “Second Amended ESPP.” The Second Amended ESPP increases the number of shares of our Common Stock available for issuance under the Second Amended ESPP by 100,000 shares. In addition, a number of minor technical updates were made to the plan. For more information, see “—Summary of the Second Amended ESPP—Shares Subject to the Second Amended ESPP” below.
The following is a summary of the material provisions of the Second Amended ESPP. For a complete description, please read the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan in its entirety, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by this reference.
Summary of the Second Amended ESPP
Purpose. The purpose of the Second Amended ESPP is to provide a method pursuant to which eligible employees of Atlanticus and its designated subsidiaries (as defined in the Second Amended ESPP) may acquire a proprietary interest in Atlanticus through the purchase of Common Stock. The Second Amended ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code.
Administration. The Second Amended ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to interpret and administer the plan in any manner it deems appropriate. Certain administrative functions can be delegated to AST Equity Plan Solutions, Inc. (or any other entity or individual) as the Compensation Committee may determine appropriate. The decisions and determinations of the Compensation Committee or its delegate(s) in the administration of the Second Amended ESPP are conclusive and final with respect to all persons. Atlanticus generally will bear all expenses of administering the Second Amended ESPP, except the participants will pay for the shares purchased under the Second Amended ESPP and certain specified charges described in the Second Amended ESPP.
Shares Subject to the Second Amended ESPP. The First Amended ESPP provided for the issuance of 400,000 shares under the plan. As of the record date, approximately 394,275 shares had been issued under the plan. The approval of the Second Amended ESPP will increase the number of shares of Common Stock that may be issued under the plan by 100,000 from 400,000 to 500,000. This proposed increase would serve to provide for additional shares of Common Stock for future purchases.
Eligibility for Participation. Employees of Atlanticus and its designated subsidiaries who complete at least 30 days of continuous service generally are eligible to purchase shares of Common Stock through the Second Amended ESPP, with certain exceptions. The Second Amended ESPP, however, is not available to any of the following employees of Atlanticus or its designated subsidiaries:

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any employee who, after giving effect to the purchase of any shares of Common Stock under the Second Amended ESPP and certain attribution rules, would own 5% or more of the total combined voting power or value of all classes of stock of Atlanticus or any of its subsidiaries,

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any employee if, within each calendar year in which the option or purchase right under the Second Amended ESPP is outstanding at any time, such option (together with any other options that have been granted to the employee under the Second Amended ESPP or any other stock purchase plan maintained by Atlanticus or any of its subsidiaries) would provide the employee with the right to purchase shares having a fair market value (as of the first day of the offering period) in excess of $25,000,

•	any employee who is an executive officer of Atlanticus and is “highly compensated” within the meaning of Code Section 414(q),

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any other class or group of employees of Atlanticus or any subsidiary that the Compensation Committee of the Board of Directors may deem ineligible, so long as the exclusion of such class or group does not violate applicable law or jeopardize the qualification of the Second Amended ESPP under Section 423 of the Code, and

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any employee who makes a hardship withdrawal from a cash or deferred arrangement established by Atlanticus or any of its subsidiaries to the extent required by Section 401(k) of the Code and related regulations.

There are approximately 310 employees of Atlanticus and its designated subsidiaries who are eligible to participate in the Second Amended ESPP at this time.
Elections to Participate. An eligible employee may elect to participate in the Second Amended ESPP by filing with the Plan Administrator or its delegate, no later than ten business days before the month in which participation is to begin, a form authorizing automatic payroll deductions to be used for the purchase of shares under the Second Amended ESPP. Such form will continue in effect until the participant withdraws (or is deemed to withdraw) from the Second Amended ESPP, files a new authorization form or becomes ineligible to participate, or if sooner, when the Second Amended ESPP terminates. Payroll deductions from a participant’s compensation will be credited to a bookkeeping account for the participant for the purchase of shares. No interest will be paid on amounts credited to a participant’s account.
Purchases. Offerings under the Second Amended ESPP will be made each calendar month. On the first trading day of the month (the “Offering Commencement Date”), each participant will be granted an option to purchase, at the purchase price described below, a maximum number of shares equal to the payroll deductions allocated to the participant’s account during the month divided by 85% of the fair market value of the shares of Common Stock on the last trading day of the month (the “Offering Termination Date”). The option will be exercised automatically on the Offering Termination Date. No eligible employee may purchase in any calendar year shares of stock with a fair market value in excess of $10,000 determined at the applicable Offering Commencement Date of each month with the limit applicable to each month being the annual limit reduced by the number of shares of Common Stock previously purchased for the year using the fair market value of the shares as of the Offering Commencement Date of the applicable month (excluding the value of any dividends earned on the shares purchased as well as any subsequent appreciation in the value of the stock after valuation as of the applicable Offering Commencement Date). The Compensation Committee may, in its discretion, change the length of future offering periods, provided it announces the change at least two days prior to the scheduled beginning of the first affected offering period, provided that the duration of an offering may not exceed 12 months.
Purchase Price for Shares. The purchase price per share will be 85% of the fair market value of a share of Common Stock on the Offering Termination Date (the closing sales price for the Common Stock quoted on any established stock exchange and as reported in The Wall Street Journal as of the determination date) or, if established prior to commencement of the offering, such higher price established by the Compensation Committee.
Adjustments to Shares and Purchase Price. The number of shares subscribed for and the purchase price per share are subject to adjustment in the event of the payment of stock dividends or stock splits and certain other capital adjustments.
Withdrawal from Participation. A participant may elect to terminate his or her participation in the Second Amended ESPP at any time up to ten business days prior to an Offering Termination Date. Participants who timely elect to withdraw from the Second Amended ESPP or who terminate employment other than as a result of death or retirement before such ten day period shall receive in cash the amounts allocated to their accounts, without interest, and no shares of Common Stock will be purchased. With respect to participants who terminate employment during such ten day period and participants who terminate employment as a result of death or retirement, their payroll deductions will be used to purchase shares of Common Stock on the Offering Termination Date. If a participant makes a hardship withdrawal from a cash or deferred arrangement established by Atlanticus or any subsidiary and is thus prohibited from participating in the Second Amended ESPP for an offering period, the participant will be deemed to have withdrawn from the Second Amended ESPP as of the time of such hardship withdrawal. Once a participant’s participation terminates in accordance with this paragraph, the employee may not again elect to participate until the first month at least one full calendar quarter after his or her withdrawal (but only if then eligible to participate).
Limits on Transferability. During a participant’s lifetime, options granted under the Second Amended ESPP may only be exercised by the participant to whom they were granted. Shares acquired under the Second Amended ESPP may not be sold, assigned, pledged or otherwise transferred or disposed of (other than by will or the laws of descent and distribution) for a period of 12 months after the date on which the shares were purchased (or such lesser period as the Compensation Committee determines).

Shares of Common Stock acquired after the participant’s death or retirement are not subject to the 12-month holding period.
Shareholder Rights. No participant shall have any rights as a shareholder of Atlanticus with respect to options or shares purchased under the Second Amended ESPP unless and until the shares of Common Stock have been appropriately evidenced on the books of Atlanticus.
Term of the Second Amended ESPP. The Second Amended ESPP shall terminate upon the sale of all shares authorized under the plan, unless terminated earlier by the Compensation Committee, including, without limitation, in connection with a change in control of Atlanticus.
Amendment and Termination of the Second Amended ESPP. The Second Amended ESPP may be amended by the Compensation Committee in any way which it deems advisable. However, any amendment that would (i) increase the number of shares of Common Stock that may be purchased under the Second Amended ESPP or (ii) change the designation of the entities whose employees may be offered options under the Second Amended ESPP, in each case in a way that would require shareholder approval under Section 423 of the Code or other applicable law, may not become effective until shareholder approval is obtained. The Compensation Committee may terminate or suspend the Second Amended ESPP at any time, including without limitation in connection with a change in control of Atlanticus.
Governing Law. The laws of the State of Georgia govern the Second Amended ESPP.
Federal Income Tax Consequences

We intend that the Second Amended ESPP qualify as an “employee stock purchase plan” under Code Section 423. The following discussion summarizes the material federal income tax consequences to us and the participating employees in connection with the Second Amended ESPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and, therefore, is subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

Under the Code, we are deemed to grant employee participants in the Second Amended ESPP an “option” on the first trading day of each offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the amounts credited to his or her account during the offering period (subject to the limits set forth in the Second Amended ESPP). On the last trading day of each offering period, the purchase price is determined and the eligible employee is deemed to have exercised the “option” and purchased the number of shares of Common Stock his or her accumulated payroll deductions or cash payment to us will purchase at the purchase price determined as of the last trading day of the offering period (subject to the limits set forth in the Second Amended ESPP).

The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the Second Amended ESPP is the later of (i) two years after the deemed “option” is granted (the first trading day of an offering period) and (ii) one year after the deemed “option” is exercised and the Common Stock is purchased (the last trading day of an offering period). If the Common Stock is disposed of after this period, the employee must determine whether the disposition otherwise triggers a gain or loss. Generally, the gain or loss on a disposition is equal to the fair market value of the Common Stock at the time of the disposition less the amount originally paid by the employee for the Common Stock. If the employee realizes a loss on the disposition of the Common Stock, then generally the employee will recognize a long-term capital loss. If the employee realizes a gain on the disposition of the Common Stock, then a portion of that gain will be treated as ordinary income and the balance generally will be treated as a long-term capital gain. The amount treated as ordinary income is the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed “option” was granted exceeded the “option price” and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeds the amount originally paid by the employee for the Common Stock. The “option price,” for this purpose, is equal to 85% of the fair market value of the Common Stock on the first day of the offering period.

If an employee sells the Common Stock before the expiration of the required holding periods, then the tax treatment depends on whether the employee would otherwise realize a gain or loss on the disposition, as described above. If the employee would otherwise realize a loss on the disposition of the Common Stock, then the employee is nonetheless required to recognize ordinary income to the extent of the difference between the amount originally paid by the employee for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last trading day of an offering period). The employee is then required to increase the tax basis of the Common Stock by the amount of ordinary income so recognized and take a correspondingly larger capital loss as a result (short-term if held for one year or less). If the employee realizes a gain on the disposition of the Common Stock, then it generally will be treated as ordinary income to the extent the fair market value of the Common Stock at the date the option was exercised exceeds the amount paid for the Common Stock and the rest will be treated as capital gain (short-term if held for one year or less).

Even though an employee who meets the requisite holding periods must treat part of his or her gain on a disposition of the Common Stock as ordinary income, we may not take a business deduction for such amount.

However, if an employee disposes of Common Stock before the end of the requisite holding period, the amount of income that the employee must report as ordinary income qualifies as a business deduction for us for the year of such disposition.

An employee who dies holding shares of Common Stock acquired under the Second Amended ESPP recognizes ordinary income as if the employee sold the shares at the date of death at their then fair market value.

New Plan Benefits
Participation in the Second Amended ESPP is voluntary. Therefore, options granted under the Second Amended ESPP are subject to the elections of eligible participants and the maximum individual limits provided under the plan. As discussed above in greater detail under “Proposal Two: Approval of the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan—Summary of the Second Amended ESPP—Eligibility for Participation,” only non-executive officer employees are eligible to participate in the Second Amended ESPP. As of December 31, 2017, the First Amended ESPP had 9,092 shares of Common Stock reserved for future issuance thereunder. In 2017, we issued 16,954 shares of Common Stock under the First Amended ESPP. The benefits that will be awarded or paid under the Second Amended ESPP are not currently determinable, and will vary depending on the level of participation by each individual participant, subject to the limitations described above. For sake of example, the following table provides information about participation in the First Amended ESPP in 2017.

Name and Position	Number of Shares of Common Stock Purchased under the First Amended ESPP
David G. Hanna, Chief Executive Officer	—
Jeffrey A. Howard, President	—
William R. McCamey, Chief Financial Officer	—
Executive Group	—
Non-Executive Director Group	—
Non-Executive Officer Employee Group	16,954

Other Information
The closing price of our Common Stock on Nasdaq on the record date was $2.22.

The Board of Directors recommends a vote “FOR”
approval of the Atlanticus Holdings Corporation
Second Amended and Restated Employee Stock Purchase Plan.

EXECUTIVE OFFICERS OF ATLANTICUS

Our executive officers are elected annually and serve at the pleasure of the Board of Directors. The following sets forth the name, age as of the record date, position(s) with Atlanticus and selected biographical information for our executive officers. The biographies of Messrs. Hanna and Howard are provided above under “Proposal One: Election of Directors.”

Name	Age	Position
David G. Hanna	53	Chief Executive Officer and Chairman of the Board
Jeffrey A. Howard	48	President and Director
William R. McCamey	48	Chief Financial Officer
Richard W. Gilbert	64	Chief Operating Officer

William R. McCamey, Chief Financial Officer. Mr. McCamey became Chief Financial Officer in January 2014; he served as Treasurer from the time he joined Atlanticus in 2004 to 2015. Mr. McCamey has over 24 years’ experience in capital markets and finance.

Richard W. Gilbert, Chief Operating Officer. Mr. Gilbert has been the Chief Operating Officer of Atlanticus since its formation in 1996. He also served as a director from 1999 to 2011, and was Vice Chairman of the Board from 2000 to 2011. Mr. Gilbert has over 39 years’ experience in the consumer credit industry.

CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interests of Atlanticus and our shareholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of Nasdaq. Our current Code of Business Conduct and Ethics and charters for the standing committees of the Board of Directors are available on our corporate website at www.atlanticus.com under the heading “For Investors.”

Set forth below is information regarding the meetings of the Board of Directors during 2017, a description of the Board’s standing committees and additional information about our corporate governance policies and procedures.

Committees and Meetings of the Board of Directors

Board Composition. The size of our Board is currently fixed at five directors. The current members of the Board of Directors are David G. Hanna, Jeffrey A. Howard, Deal W. Hudson, Mack F. Mattingly and Thomas G. Rosencrants. The Board has determined that the following directors are independent in accordance with the Nasdaq and SEC rules governing director independence: Deal W. Hudson, Mack F. Mattingly and Thomas G. Rosencrants.

Meetings of the Board of Directors. During fiscal year 2017, the Board of Directors met four times. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served.

Board Committees. Our Board of Directors currently has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The principal functions and the names of the directors currently serving as members of each of those committees are set forth below. In accordance with applicable Nasdaq and SEC requirements, the Board of Directors has determined that each director serving on the Audit, Compensation, and Nominating and Corporate Governance committees is an independent director.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to our financial matters. The Audit Committee operates under a written charter, a copy of which is available on our website at www.atlanticus.com under the heading “For Investors.” Under the charter, the committee’s principal responsibilities include oversight of the effectiveness of our accounting, auditing and financial reporting processes; the integrity of our financial statements; the effectiveness of our internal controls, policies and procedures for managing and assessing risk and promoting compliance with accounting standards and applicable legal and regulatory requirements; and the appointment, compensation and evaluation of the qualifications and independence of our independent registered accounting firm.

The Audit Committee met eight times during 2017. The current members of the Audit Committee are Thomas G. Rosencrants (Chairman), Deal W. Hudson and Mack F. Mattingly. The Board of Directors has determined that Mr. Rosencrants is an “audit committee financial expert,” as that term is defined in SEC rules.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in identifying qualified director candidates and developing and monitoring our corporate governance policies. The Nominating and Corporate Governance

Committee operates under a written charter, a copy of which is available on our website at www.atlanticus.com under the heading “For Investors.” Under the charter, the committee’s principal responsibilities include identifying individuals qualified to become members of the Board of Directors and recommending candidates for re-election as directors; monitoring and recommending corporate governance and other Board and company practices; and overseeing performance reviews of the Board of Directors as a whole, its committees and the individual directors.

With respect to the identification of nominee candidates, the Nominating and Corporate Governance Committee has opted against developing a formalized process. For more information, see “—Corporate Governance Policies—Policy for Consideration of Director Candidates Recommended by Shareholders.” Similarly, with respect to the evaluation of director nominee candidates by the Nominating and Corporate Governance Committee, the committee has opted against adopting formal requirements or minimum standards regarding the evaluation of potential directors. Rather, the committee will consider each candidate on his or her own merits on a case-by-case basis. However, in evaluating candidates, there are factors that the committee generally views as relevant and is likely to consider. Some of these factors include the candidates’:

•	integrity and reputation;

•	professional experience, particularly experience that is germane to our business, such as credit services, risk management, legal, human resources, finance, marketing, and regulatory experience;

•	ability to qualify as an “audit committee financial expert” (as defined in SEC rules);

•	experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that we face;

•	contribution to diversity on the Board of Directors;

•	ability to work collegially with others;

•	availability and the ability to attend meetings in person; and

•	current membership on our Board of Directors due to the fact that the Board values continuity (but not entrenchment).

The Nominating and Corporate Governance Committee does not assign a particular weight to the individual factors. Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing Board members, will provide shareholders with a diverse and experienced Board of Directors.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a Board of Directors that best serves the needs of the company and the interest of its shareholders.

The Nominating and Corporate Governance Committee met four times during 2017. The current members of the Nominating and Corporate Governance Committee are Deal W. Hudson (Chairman), Mack F. Mattingly and Thomas G. Rosencrants.

Compensation Committee. The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers and directors. The Compensation Committee operates under a written charter, a copy of which is available on our website at www.atlanticus.com under the heading “For Investors.” Under the charter, the committee’s principal responsibilities include determining our compensation philosophy; evaluating our Chief Executive Officer’s performance and determining his compensation; determining and approving the compensation of all other executive officers; reviewing and approving director compensation; administering our incentive compensation plans and equity-based plans; reviewing and approving employment agreements and severance arrangements for our executive officers; reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking; reviewing and recommending the frequency of say-on-pay votes; and reporting regularly to the Board.
The Compensation Committee met six times during 2017. The current members of the Compensation Committee are Mack F. Mattingly (Chairman), Deal W. Hudson and Thomas G. Rosencrants. For more information on the Compensation Committee, see “—Corporate Governance Policies—Consideration and Determination of Executive and Director Compensation.”
Corporate Governance Policies

In addition to corporate governance matters described throughout this Proxy Statement, some additional information about our corporate governance policies and procedures is set forth below:

Code of Ethics. Our Code of Business Conduct and Ethics, which we refer to as the “Code of Ethics,” applies to all of our directors, executive officers and employees. The Code of Ethics is available on our website at www.atlanticus.com under the heading “For Investors.” We intend to disclose any amendments to our Code of Ethics, and any waiver from a provision of the Code of Ethics granted to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, on our website within four business days following such amendment or waiver.

Risk Management. Atlanticus’ management is responsible for day-to-day risk management of the company. Management reports to the Board of Directors on the material risks the company faces when management determines that the company’s risk profile materially changes. The Board of Directors uses management’s reports to evaluate the company’s exposure to risks in light of the company’s business plan and growth strategies. The Board of Directors primarily focuses on risks in the areas of operations, liquidity, regulatory changes and compliance, which the Board of Directors believes are the areas most likely to have a potential impact on the company in a material way.

Executive Sessions of Independent Directors. The Board of Directors has scheduled regular executive sessions of our independent directors. At executive sessions, our independent directors meet without management or any non-independent directors present. The Board believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of the Board, as a whole.

Consideration and Determination of Executive and Director Compensation. The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers and directors. In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, our overall performance and the Chief Executive Officer’s recommendations. The Compensation Committee has not used any compensation consultant in setting executive salaries, or in determining other components of executive compensation, nor does it seek formally to benchmark the compensation of our executive officers against compensation paid by other companies to their executives.

Management plays a significant role in the executive compensation-setting process. The most significant aspects of management’s role are:

•	evaluating employee performance;

•	preparing information for Compensation Committee meetings;

•	establishing business performance targets and objectives;

•	providing background information regarding Atlanticus’ strategic objectives; and

•	recommending salary levels and equity awards.

From time to time, the Compensation Committee invites members of management, including Mr. Hanna and Mr. Rohit Kirpalani, our General Counsel, to attend all or a portion of its meetings. Typically, Mr. Hanna reviews the performance of senior management and makes recommendations on compensation levels. Mr. Kirpalani advises the committee on legal matters and prepares documents for the committee’s consideration. In addition, these officers answer questions posed by the committee.

In the past, the Compensation Committee has authorized Mr. Hanna to negotiate employment agreements with executive officers (other than himself). The negotiated employment agreements are subject to review and approval by the Compensation Committee. Also, the Compensation Committee may delegate to one or more officers of Atlanticus all or part of its authority and duties with respect to equity awards to individuals who are not (x) subject to Section 16 of the Exchange Act, or (y) if the equity award qualifies under the special transition rule under the Tax Cuts and Jobs Act of 2017 (the “TCJA”), “covered employees” under Section 162(m) of the Code as in effect prior to the TCJA.

Our Compensation Committee annually reviews and approves compensation for our independent directors. Generally, the Compensation Committee sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our Board of Directors. In determining director compensation, the Compensation Committee considers the legal responsibilities that directors owe Atlanticus and its shareholders in connection with their service on the Board and committees of the Board, and the risks to directors associated with their service.

Risk Management related to Compensation Policies and Practices. We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Atlanticus. The design of our compensation policies and practices encourages our employees to remain focused on both our short- and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Committee Authority to Retain Independent Advisors. Each of the Audit Committee and the Nominating and Corporate Governance Committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by Atlanticus.

Board Leadership Structure. David G. Hanna has served in the combined roles of Chairman and Chief Executive Officer since our initial public offering in 1999. Mr. Hanna’s combined service as Chairman and Chief Executive Officer creates unified leadership for Atlanticus. This leadership structure demonstrates to our business partners and shareholders that Atlanticus is under strong leadership and minimizes the potential duplication of efforts among management and the directors. The Board of Directors does not have a lead independent director and does not believe that one is necessary in light of Atlanticus’ size and the lengthy experience the directors have working with Mr. Hanna. The Board of Directors believes its leadership structure allows Atlanticus to operate efficiently and is in the best interests of the company and its shareholders.

Whistleblower Procedures. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.
No Executive Loans. We do not extend loans to executive officers or directors, and we have no such loans outstanding.

Policy for Director Attendance at Annual Meetings. It is the policy of Atlanticus and our Board of Directors that all directors attend the Annual Meeting of Shareholders and be available for questions from shareholders, except in the case of unavoidable conflicts. All of our directors attended our 2017 Annual Meeting of Shareholders.

Process for Shareholders to Send Communications to the Board. We encourage shareholder communication with the Board of Directors. Any shareholder who wishes to communicate with the Board or with any particular director, including any independent director, may send a letter to the Secretary of Atlanticus at our principal executive offices. Any communication should indicate that you are an Atlanticus shareholder and clearly specify whether it is intended to be delivered to the entire Board or to one or more particular director(s).

Policy for Consideration of Director Candidates Recommended by Shareholders. We welcome recommendations for director candidates from shareholders. In order to make a recommendation, a shareholder should submit the following information to the Nominating and Corporate Governance Committee of the Board of Directors:

•	a resume for the candidate detailing the candidate’s work experience and academic credentials;

•
written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read our Code of Ethics and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code of Ethics or required a waiver, (4) is, or is not, “independent” as that term is defined by Nasdaq and SEC rules, and (5) has no plans to change or influence the control of Atlanticus;

•
the name of the recommending shareholder as it appears in our books, the number of shares of Common Stock that is owned by the shareholder and written confirmation that the shareholder consents to the disclosure of his or her name (if the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

•	personal and professional references, including contact information; and

•	any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Exchange Act.

This information should be sent to the Nominating and Corporate Governance Committee, c/o Rohit H. Kirpalani, Secretary at our principal executive offices, who will forward it to the chairperson of the committee. The committee does not necessarily respond to shareholder recommendations.

REPORT OF AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of Atlanticus’ filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee of the Board of Directors is composed of three directors and operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.atlanticus.com under the heading “For Investors.” The members of the committee meet the independence requirements of SEC rules and Nasdaq listing standards.

Management is responsible for Atlanticus’ internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The independent registered accounting firm is responsible for performing an independent audit of Atlanticus’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report its findings to the Board of Directors. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered accounting firm, nor can the committee certify that the independent registered accounting firm is “independent” under applicable rules. The committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered accounting firm on the basis of the information it receives, discussions with management and the independent registered accounting firm and the experience of the committee’s members in business, financial and accounting matters.

In this context, the Audit Committee has met and held discussions with management and the independent registered accounting firm. Management represented to the Audit Committee that Atlanticus’ audited consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered accounting firm. The Audit Committee discussed with the independent registered accounting firm matters required to be discussed by applicable audit standards adopted by the PCAOB.

Atlanticus’ independent registered accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding that firm’s independence, and the Audit Committee discussed with the independent registered accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Atlanticus’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC.

Thomas G. Rosencrants, Chairman
Deal W. Hudson
Mack F. Mattingly

AUDITOR FEES

The Audit Committee has selected BDO USA, LLP (“BDO”) to serve as our independent registered accounting firm for the fiscal year ending December 31, 2018. We first engaged BDO in 2002 on the recommendation of the Audit Committee, and it has served as our principal accounting firm since that date. A representative of BDO is expected to be present at the 2018 Annual Meeting of Shareholders and will be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she desires to do so. Approval of our accounting firm is not a matter required to be submitted to the shareholders.

Audit Fees. The aggregate fees billed by BDO for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q totaled $464,611 for the fiscal year ended December 31, 2017 and $434,416 for the fiscal year ended December 31, 2016.

Audit-Related Fees. The aggregate fees billed by BDO related to assurance and similar services totaled $147,437 for the fiscal year ended December 31, 2017 and $169,548 for the fiscal year ended December 31, 2016. These fees were principally related to audit work in connection with audits pertaining to certain of our subsidiaries, our 401(k) defined contribution plan, agreed upon procedures as required by our lenders, securitization investors and trustees, accounting guidance and consultation as well as various reimbursable expenses.

Tax Fees. There were no tax fees billed by BDO for the fiscal years ended December 31, 2017 and 2016.
All Other Fees. There were no other fees billed by BDO for the fiscal years ended December 31, 2017 and 2016.

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

EXECUTIVE AND DIRECTOR COMPENSATION

In this Proxy Statement, “named executive officers” refer to David G. Hanna, Jeffrey A. Howard and William R. McCamey.

Executive Compensation

The following table sets forth information concerning the annual compensation earned by our named executive officers. For each named executive officer’s existing stock ownership as of the record date, see “Security Ownership of Certain Beneficial Owners and Management.” Each of the named executive officers has an employment agreement that influences or defines certain of the elements of compensation shown below. For a description of the material terms of each named executive officer’s employment agreement, see “—Named Executive Officer Employment Agreements.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David G. Hanna Chief Executive Officer and Chairman of the Board	2017	$531,250	—	—	$700,205	$ 466,233 (2)	$1,697,688
	2016	$50,000	—	—	—	$ 339,926 (2)	$389,926
	2015	$50,000	—	—	—	$ 456,427 (2)	$506,427

Jeffrey A. Howard President	2017	$600,000	—	—	—	$ 1,875 (3)	$601,875
	2016	$600,000	—	—	$342,000	$ 1,875 (3)	$943,875
	2015	$600,000	—	—	—	$ 1,875 (3)	$601,875

William R. McCamey Chief Financial Officer	2017	$450,000	$250,000	—	$222,000	$ 2,812 (3)	$924,812
	2016	$450,000	$250,000	—	$302,000	$ 2,812 (3)	$1,004,812
	2015	$450,000	$250,000	—	$228,000	$ 2,813 (3)	$930,813

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, amounts reflect the aggregate grant date fair value of each option award, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value for each option award was determined by an option pricing model that utilizes the closing price of the Common Stock on the grant date, a weighted average volatility of 67.7% for 2017, 67.2% for 2016 and 69.1% for 2015 and an expected term of five years for each of 2017, 2016 and 2015. The amount shown for Mr. Hanna relates to a performance-based option award and was determined based on the expected outcome of the performance conditions. The maximum value of this performance-based option, assuming the highest level of performance, would have been $1,600,469. For additional information, see Note 14 “Stock-Based Compensation” to the consolidated financial statements in our Annual Report on Form 10-K, which was filed with the SEC on April 2, 2018.

(2)
Reflects (i) $462,183, $339,176 and $455,677 for 2017, 2016 and 2015, respectively, for the use by Mr. Hanna and members of his family of charter jet service for personal purposes and at our expense at an incremental cost to us, which is calculated based on the total flight costs charged by the charter companies, including cost per flight hour charge specified in the lease agreement, fuel surcharge, catering, international fees and federal excise tax and (ii) $4,050, $750 and $750 in 2017, 2016 and 2015, respectively, for matching contributions to the Atlanticus 401(k) Plan.

(3)	Reflects matching contributions to the Atlanticus 401(k) Plan.

The following table sets forth information concerning outstanding equity awards held by our named executive officers at December 31, 2017.

Outstanding Equity Awards at December 31, 2017

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
David G. Hanna	2/17/2017	—	—	1,000,000(1)	$2.78	2/17/2022

Jeffrey A. Howard	3/24/2016	66666(2)	133,334(2)	—	$3.04	3/24/2021
	2/21/2014	200000(3)	—	—	$2.64	2/21/2019

William R. McCamey	8/10/2017	—	200,000(4)	—	$4.00	8/10/2022
	6/23/2016	66666(5)	133,334(5)	—	$4.00	6/23/2021
	8/6/2015	66666(6)	33,334(6)	—	$4.00	8/6/2020
	2/21/2014	100000(3)	—	—	$2.64	2/21/2019

(1)
This stock option award vests, if at all, on February 17, 2020 for (i) 250,000 shares of Common Stock if the compound annual growth rate in Atlanticus’ Common Stock price for the three year period ending February 16, 2020 is equal to or greater than 7% but less than 12%, (ii) 500,000 shares of Common Stock if the compound annual growth rate in Atlanticus’ Common Stock price for the three year period ending February 16, 2020 is equal to or greater than 12% but less than 20%, or (iii) 1,000,000 shares of Common Stock if the compound annual growth rate in Atlanticus’ Common Stock price for the three year period ending February 16, 2020 is equal to or greater than 20%.

(2)	This stock option award vests in three equal installments on March 24, 2017, March 24, 2018 and March 24, 2019.

(3)	This stock option award vested in two equal installments on February 21, 2015 and February 21, 2016.

(4)	This stock option award vests in three equal installments on August 10, 2018, August 10, 2019 and August 10, 2020.

(5)	This stock option award vests in three equal installments on June 23, 2017, June 23, 2018 and June 23, 2019.

(6)	This stock option award vests in three equal installments on August 6, 2016, August 6, 2017 and August 6, 2018.

Director Compensation
During fiscal year 2017, we paid each of our independent directors an annual fee of $50,000 in cash for their directorship services. In addition, independent directors received a cash fee of $3,000 for each Board meeting attended (including telephonic attendance) and $1,500 for each committee meeting attended (including telephonic attendance) regardless of whether such committee meeting was held on the same day as a meeting of the full Board of Directors. For services in 2017, we paid additional cash fees of $25,000 to the Chairman of the Audit Committee and $10,000 to the Chairman of each of the Nominating and Corporate Governance Committee and Compensation Committee. We expect these cash fees to remain the same for service during 2018, as set forth in Exhibit 10.1 to our Form 10-Q filed with the SEC on November 14, 2017. For more on our independent directors, please see the “Corporate Governance” section of this Proxy Statement.

On January 2, 2018, each independent director received an award of 23,000 shares of restricted stock. Each award vests in two equal annual installments beginning on the first anniversary of the grant date and is subject to other terms and conditions imposed by the Second Amended and Restated 2014

Equity Incentive Plan and the standard form of award agreement under such plan. All directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors or its committees.

We do not currently provide our non-independent directors with any additional compensation, including equity grants, for their service on the Board of Directors, except for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.
The following table sets forth information concerning the compensation of our non-management directors for the year ended December 31, 2017.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Deal W. Hudson	$99,000	$54,340	$153,340
Mack F. Mattingly	$99,000	$54,340	$153,340
Thomas G. Rosencrants	$114,000	$54,340	$168,340

(1)	As of December 31, 2017, our non-management directors held the following equity awards:

Name	Shares of Restricted Stock
Deal W. Hudson	28,000
Mack F. Mattingly	28,000
Thomas G. Rosencrants	19,000

(2)
Reflects the aggregate grant date fair value of each stock award, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value was determined by reference to the closing price of the Common Stock on the grant date. For additional information, see Note 14 “Stock-Based Compensation” to the consolidated financial statements in our Annual Report on Form 10-K, which was filed with the SEC on April 2, 2018.

Named Executive Officer Employment Agreements

David G. Hanna. Pursuant to the amended and restated employment agreement with David G. Hanna dated December 23, 2008, Mr. Hanna serves as Chief Executive Officer of Atlanticus and is entitled to receive an annual base salary of $50,000, which may be adjusted and is currently $600,000. No severance or other benefits will be paid by Atlanticus to Mr. Hanna upon his termination of employment. The initial three-year term of the employment agreement has been completed and now the agreement continues indefinitely until it is terminated by either us or Mr. Hanna.

Jeffrey A. Howard. Pursuant to the employment agreement with Jeffrey A. Howard dated March 28, 2014, Mr. Howard serves as President of Atlanticus. Mr. Howard is entitled to receive an annual base salary of $600,000 and is eligible to receive bonus and equity compensation as determined by the Compensation Committee from time to time. No severance or other benefits will be paid by Atlanticus to Mr. Howard upon his termination of employment. Mr. Howard’s employment agreement may be terminated by (i) either party on 30 days’ notice, (ii) Atlanticus for “cause” (as defined in the agreement) or (iii) either party upon employee’s “complete disability” (as defined in the agreement). If Mr. Howard’s employment agreement is terminated upon his death or “complete disability” or by Atlanticus other than for “cause,” Mr. Howard’s outstanding equity awards shall vest immediately.
William R. McCamey. Pursuant to the employment agreement with William R. McCamey dated March 28, 2014, Mr. McCamey serves as Chief Financial Officer of Atlanticus. Mr. McCamey is entitled to receive an annual base salary of $450,000 and is eligible to receive bonus and equity compensation as determined by the Compensation Committee from time to time. No severance or other benefits will be paid by Atlanticus to Mr. McCamey upon his termination of employment. Mr. McCamey’s employment agreement may be terminated by (i) either party on 30 days’ notice, (ii) Atlanticus for “cause” (as defined in the agreement) or (iii) either party upon employee’s “complete disability” (as defined in the agreement). If Mr. McCamey’s employment agreement is terminated upon his death or “complete disability” or by Atlanticus other than for “cause,” Mr. McCamey’s outstanding equity awards shall vest immediately.
Compensation Committee Interlocks and Insider Participation
During 2017, the Compensation Committee consisted of Messrs. Hudson, Mattingly and Rosencrants. None of the members of the Compensation Committee was a current or former officer or employee of Atlanticus or any of our subsidiaries. There were no compensation committee interlocks or insider participation in compensation decisions that are required to be disclosed in this Proxy Statement. None of the members of the Compensation Committee had any relationship requiring disclosure under “Related Party Transactions.”

EQUITY COMPENSATION PLAN INFORMATION
We maintain the Second Amended and Restated 2014 Equity Incentive Plan, which we refer to as the “2014 Plan,” pursuant to which we may grant awards of (i) incentive and nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) other stock or cash-based incentive awards. Upon initial approval of the 2014 Plan by our shareholders in May 2014, the 2014 Plan replaced the Atlanticus Holdings Corporation 2008 Equity Incentive Plan, which we refer to as the “2008 Plan.” Outstanding awards under the 2008 Plan continue to be governed by the terms of the 2008 Plan until exercised, expired or otherwise terminated or canceled. Since the initial approval of the 2014 Plan, no new grants are allowed under the 2008 Plan.

We also maintain the First Amended ESPP, pursuant to which eligible employees can elect to have a certain amount of their annual wages withheld to purchase Atlanticus Common Stock. The amounts deducted and accumulated by each participant are used to purchase shares of Common Stock on or as promptly as practicable after the last trading day of the month. The price of stock purchased under the First Amended ESPP is approximately 85% of the fair market value per share of our Common Stock on the last trading day of the month. Executive officers, however, are not eligible to participate in the First Amended ESPP. We are seeking approval of the Second Amended ESPP. Since the Second Amended ESPP was adopted by our Board of Directors after December 31, 2017, the 100,000 new shares of Common Stock authorized for issuance under the Second Amended ESPP are not included in the table below. Please see “Proposal Two: Approval of the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan” for more information about the securities issuable under the Second Amended ESPP.

The following table provides information about option and restricted stock unit awards under the 2008 Plan and the 2014 Plan as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options and vesting of restricted stock units(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(2)
Equity compensation plans previously approved by security holders	2,619,334	$3.04	1,091,760
Equity compensation plans not approved by security holders	—	—	—
Total	2,619,334		1,091,760

(1)	Does not include outstanding shares of previously awarded restricted stock.

(2)	Includes 1,082,668 options or other share-based awards available under the 2014 Plan and 9,092 shares available under the First Amended ESPP as of December 31, 2017.

RELATED PARTY TRANSACTIONS
Transactions with Related Persons

In June 2007, we entered into a sublease for 1,000 square feet of excess office space at our Atlanta headquarters with HBR Capital, Ltd. (“HBR”), a company co-owned by David G. Hanna and his brother Frank J. Hanna, III. The sublease rate per square foot is the same as the rate that we pay under the prime lease. Under the sublease, HBR paid us $26,629 and $26,103 for 2017 and 2016, respectively. The aggregate amount of payments required under the sublease from January 1, 2018 to the expiration of the sublease in May 2022 is $124,087.

In January 2013, HBR began leasing four employees from Atlanticus. HBR reimburses Atlanticus for the full cost of such employees, based on the amount of time devoted to HBR. For the years ended December 31, 2017 and December 31, 2016, HBR reimbursed Atlanticus $263,453 and $260,586, respectively, for compensation and benefits related to these leased employees.

Under a shareholders agreement into which we entered with David G. Hanna, Frank J. Hanna, III, Richard R. House, Jr., Richard W. Gilbert and certain trusts that were affiliates of the Hannas, following our initial public offering (i) if one or more of the shareholders accepts a bona fide offer from a third party to purchase more than 50% of the outstanding Common Stock, each of the other shareholders that is a party to the agreement may elect to sell his shares to the purchaser on the same terms and conditions, and (ii) if shareholders that are a party to the agreement owning more than 50% of the Common Stock propose to transfer all of their shares to a third party, then such transferring shareholders may require the other shareholders that are a party to the agreement to sell all of the shares owned by them to the proposed transferee on the same terms and conditions.

On November 26, 2014, we and certain of our subsidiaries entered into a Loan and Security Agreement with Dove Ventures, LLC, a Nevada limited liability company (“Dove”). The agreement provides for a senior secured term loan facility in an amount of up to $40.0 million at any time outstanding, consisting of (i) an initial term loan of $20.0 million, and (ii) additional term loans available in the sole discretion of Dove and upon our request, provided that the aggregate amount of all outstanding term loans does not exceed $40.0 million. On November 26, 2014, Dove funded the initial term loan of $20.0 million. On November 28, 2014, we used the proceeds of the initial term loan to repurchase $46.1 million in aggregate principal amount of our outstanding 5.875% Convertible Senior Notes due 2035. The aggregate purchase price for these notes was $19.1 million plus accrued interest and resulted in an aggregate gain of $12.1 million (net of the notes’ applicable share of deferred costs, which were written off in connection with the repurchase). Additionally, on July 28, 2016, we obtained an additional term loan of $20.0 million from Dove for working capital. In November 2017, the agreement was amended to extend the maturity date of the term loan to November 21, 2018.

Our obligations under the agreement with Dove are guaranteed by certain subsidiary guarantors and secured by a pledge of certain assets of ours and the subsidiary guarantors. The loans bear interest at the rate of 9.0% per annum, payable monthly in arrears. The agreement includes customary affirmative and negative covenants, as well as customary representations, warranties and events of default. Subject to certain conditions, we can prepay the principal amounts of these loans without premium or penalty. From November 28, 2014 to the record date, Atlanticus paid Dove an aggregate of $8.9 million of interest and no principal on the loan. The largest amount of principal outstanding during this period was $40.0 million. As of the record date, Atlanticus owed Dove $40.0 million.

Dove is a limited liability company owned by three trusts. David G. Hanna is the sole shareholder and the President of the corporation that serves as the sole trustee of one of the trusts, and David G. Hanna and members of his immediate family are the beneficiaries of this trust. Frank J. Hanna, III is the sole shareholder and the President of the corporation that serves as the sole trustee of the other two trusts, and Frank J. Hanna, III and members of his immediate family are the beneficiaries of these other two trusts.

Review, Approval or Ratification of Transactions with Related Persons

Under Nasdaq Marketplace Rules, our Audit Committee (or another independent body of our Board of Directors) is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. In accordance with our Audit Committee’s charter, the Audit Committee must review and determine whether to approve in advance any proposed related party transaction. For these purposes, a “related party transaction” refers to any transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K.

In addition, all of our employees, officers and directors are required to comply with the Atlanticus Holdings Corporation Code of Ethics. The Code of Ethics addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose immediately the nature and extent of the conflict, or potential conflict, to his or her supervisor, who, along with appropriate officials of Atlanticus, will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected. Any transaction between Atlanticus and another party on terms that are reasonably believed to be at least as favorable as the terms that we otherwise could have obtained from an unrelated third party shall not create a conflict of interest or cause a violation of the Code of Ethics, provided that (i) with respect to the directors and any member of senior management, the Audit Committee of the Board was given prior notice of such transaction and (ii) with respect to all other employees, our General Counsel was given prior notice of such transaction. The rules in the Code of Ethics regarding conflicts of interest not only apply to all of our employees, officers and directors, but also to immediate family members and certain business associates of our employees, officers and directors.

There were no transactions that were required to be reported under “—Transactions with Related Persons” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the record date. The information is provided with respect to (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers, as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of Common Stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of the record date (including shares subject to restrictions that lapse within 60 days of the record date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. An asterisk indicates beneficial ownership of less than 1% of the Common Stock outstanding.

Name of Shareholder	Number of Shares	Percent of Class
Five Percent Shareholders (other than directors and named executive officers):
Frank J. Hanna, III(1)(2)	4,098,072	26.7%
Aristeia Capital, L.L.C.(3)	1,000,000	6.5%
Dimensional Fund Advisors LP(4)	896,198	5.8%

Directors and Named Executive Officers:
David G. Hanna(1)(5)	4,098,072	26.7%
Jeffrey A. Howard(6)	390,842	2.5%
Deal W. Hudson(7)	94,000	*
Mack F. Mattingly(7)	108,000	*
William R. McCamey(8)	339,050	2.2%
Thomas G. Rosencrants(7)(9)	63,000	*
Directors and executive officers as a group (7 persons)	5,463,597	34.3%

(1)    The address of the indicated holders is c/o Atlanticus Holdings Corporation, Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328.
(2)    Includes 4,098,072 shares of Common Stock held by FSH Capital, LLC (“FSH”); Frank J. Hanna, III possesses the power to vote and dispose of the shares of Common Stock held by FSH. All of the shares of Common Stock held by FSH have been pledged to secure the loan referred to in footnote (5) below. Excludes 4,098,072 shares of Common Stock that have been pledged to an entity controlled by Frank J. Hanna, III and members of Frank J. Hanna, III’s immediate family to secure a loan to an entity controlled by David G. Hanna and members of David G. Hanna’s immediate family. The pledge agreement, prior to default, does not grant to the pledgee (i) the power to vote or to direct the vote of the pledged shares or (ii) the power to dispose or direct the disposition of the pledged shares.
(3)    Based on a Schedule 13G/A filed by Aristeia Capital, L.L.C. (“Aristeia”) with the SEC on February 14, 2014. These shares of Common Stock are held by one or more private funds (the “Aristeia Funds”) managed or advised by Aristeia.

Aristeia shares voting and investment control with respect to the shares of Common Stock held by the Aristeia Funds. Although each of Aristeia and certain of its affiliates may be deemed the beneficial owner of the shares of Common Stock held by the Aristeia Funds pursuant to Rule 13d-3 under the Exchange Act, none owns shares of Common Stock directly. Aristeia’s address is 136 Madison Avenue, 3rd Floor, New York, New York 10016.
(4)    Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2018. Dimensional has sole power to vote or to direct the vote of 891,707 shares of Common Stock and sole power to dispose or to direct the disposition of 896,198 shares of Common Stock. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively, the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Common Stock that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of Common Stock held by the Dimensional Funds. However, all shares of Common Stock are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such shares of Common Stock. Dimensional’s address is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(5)    Includes 4,098,072 shares of Common Stock held by DKH Capital, LLC (“DKH”); David G. Hanna possesses the power to vote and dispose of the shares of Common Stock held by DKH. All of the shares of Common Stock held by DKH have been pledged to secure the loan referred to in footnote (2) above. Excludes 4,098,072 shares of Common Stock that have been pledged to an entity controlled by David G. Hanna and members of David G. Hanna’s immediate family to secure a loan to an entity controlled by Frank J. Hanna, III and members of Frank J. Hanna, III’s immediate family. The pledge agreement, prior to default, does not grant to the pledgee (i) the power to vote or to direct the vote of the pledged shares or (ii) the power to dispose or direct the disposition of the pledged shares.
(6)    Includes stock options that are currently exercisable or exercisable within 60 days of the record date to purchase 333,333 shares of Common Stock.
(7)    Includes shares of restricted stock over which the holder has sole voting but no investment power, as set forth below:

Name	Shares of Restricted Stock
Deal W. Hudson	32,500
Mack F. Mattingly	32,500
Thomas G. Rosencrants	32,500

(8)    Includes (i) stock options that are currently exercisable or exercisable within 60 days of the record date to purchase 233,334 shares of Common Stock and (ii) 30,000 shares of Common Stock held by his spouse.
(9)    Includes 21,000 shares of Common Stock held by his spouse.

Changes in Control
Except for the loans described in footnotes (2) and (5) under “—Beneficial Ownership Table,” there are no arrangements, known to Atlanticus, including any pledge by any person of securities of Atlanticus or any of its parents, the operation of which may at a subsequent date result in a change in control of Atlanticus.

SECTION 16(a) BENEFICIAL OWNERSHIP REORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we generally refer to as insiders, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of Atlanticus. Our insiders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us, we believe that during the 2017 fiscal year our insiders complied with all applicable filing requirements.

SHAREHOLDER PROPOSALS
The 2019 Annual Meeting of Shareholders is anticipated to be held in May 2019. Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any proposal that a shareholder intends to be presented at the 2019 Annual Meeting via the proxy statement and form of proxy to be distributed by us in connection with the 2019 Annual Meeting, must be received by the Secretary of Atlanticus at our principal executive offices prior to December 13, 2018. However, if the 2019 Annual Meeting is held on a date more than 30 days before or after May 10, 2019 (the anniversary date of the 2018 Annual Meeting), shareholder proposals for the 2019 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. Shareholder proposals received after this date will be considered untimely under Rule 14a-8.
If a shareholder desires to bring a matter before the meeting that is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the shareholder must follow procedures outlined in Atlanticus’ Amended and Restated Bylaws in order to personally present the proposal at the meeting. One of the procedural requirements is timely notice in writing of the business the shareholder proposes to bring before the meeting. Written notice must be received by the Secretary of Atlanticus no earlier than December 11, 2018 and no later than January 10, 2019. Any proposal brought directly before the 2018 Annual Meeting via a shareholder’s written notice will not be included in next year’s proxy statement or form of proxy to be distributed by us in connection with the 2019 Annual Meeting. In the event that our 2019 Annual Meeting is called for a date that is not within 60 days before or after May 10, 2019 (the anniversary date of the 2018 Annual Meeting), the written notice must be received not later than the close of business on the tenth day following the earlier of (1) the date on which notice of the annual meeting date was mailed or (2) the date public disclosure of the meeting date was made.
We reserve the right to decline to include in our proxy materials any shareholder’s proposal that does not comply with the rules of the SEC for inclusion therein. We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a shareholder’s written notice upon written request to the Secretary of Atlanticus at the address listed above.

Appendix A

ATLANTICUS HOLDINGS CORPORATION
SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE AND APPROVAL

1.1    PURPOSE OF THE PLAN. The purpose of the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan is to provide a method whereby Eligible Employees may acquire a proprietary interest in the Company through the purchase of Shares of common stock of Atlanticus Holdings Corporation. The Plan is intended to qualify as an “Employee Stock Purchase Plan” as defined in Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

1.2    APPROVAL OF THE PLAN. The Original Plan was adopted by the CompuCredit Board of Directors on December 9, 1999 and approved by CompuCredit’s shareholders on May 2, 2000, as required by the Code. The First Amended Plan was adopted by the CompuCredit Board of Directors on March 6, 2008 and approved by CompuCredit’s shareholders on May 8, 2008, as required by the Code. On June 30, 2009, CompuCredit completed the Reorganization following approval of its shareholders at a Special Meeting of Shareholders held on June 29, 2009. The Proxy Statement/Prospectus, dated June 5, 2009, for the Special Meeting of Shareholders described the Reorganization, including the treatment of the First Amended Plan in connection therewith. In connection with the Reorganization: (i) each outstanding share of common stock of CompuCredit was converted automatically into one share of common stock of the Company, (ii) the Company assumed the First Amended ESPP and all outstanding equity awards under the First Amended ESPP and (iii) each outstanding equity award assumed by the Company under the First Amended ESPP became exercisable upon the same terms and conditions as were in effect immediately prior to the completion of the Reorganization, except that all such equity awards now entitle the holder to acquire the common stock of the Company. The Second Amended Plan was adopted by the Board on March 8, 2018, subject to approval by the Company’s shareholders within 12 months of such date.

ARTICLE II
DEFINITIONS

2.1    “ACCOUNT” means the account maintained by the Company for a Participant pursuant to Section 3.3.

2.2    “ACT” means the Securities Exchange Act of 1934, as amended.

2.3    “BOARD” means the Board of Directors of Atlanticus Holdings Corporation

2.4    “CODE” means the Internal Revenue Code of 1986, as amended.

2.5    “COMMITTEE” means the Compensation Committee of the Board or such other Committee as the Board may designate to administer the Plan.

2.6    “COMPANY” means Atlanticus Holdings Corporation.

2.7    “COMPENSATION” means all base straight time gross earnings, commissions, overtime and other compensation, but shall not include income recognized pursuant to stock options, restricted stock or other equity awards or Shares purchased hereunder or to imputed fringe benefit income.

2.8    “COMPUCREDIT” means CompuCredit Corporation (now Atlanticus Services Corporation).

2.9    “DESIGNATED SUBSIDIARY” means any present or future Subsidiary that has been designated by the Board or the Committee to participate in the Plan. The Board or the Committee may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the Company’s shareholders.

2.10    “ELIGIBLE EMPLOYEE” means an Employee described in Section 3.2.

2.11    “EMPLOYEE” means any person who is an employee of the Company or a Designated Subsidiary for tax purposes, subject to the exclusion of such persons or classes of persons as the Committee may determine, which determination shall be consistent with the persons or classes of persons who can be excluded for purposes of Code Section 423 and other applicable law.

2.12    “EXERCISE PRICE” means the purchase price for Shares purchased pursuant to the exercise of an Option identified in Section 4.1.

2.13    “FAIR MARKET VALUE” means,

(a)    If the Shares are listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such Shares, as quoted on such exchange on the date of such determination (or, if no sales occur on such date, on the most recent date sales were made), as reported in “The Wall Street Journal” or such other source as the Committee deems reliable, or;

(b)    If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean of the closing bid and asked prices for Shares on the date of such determination, as reported in “The Wall Street Journal” or such other source as the Committee deems reliable, or;

(c)    In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.14    “FIRST AMENDED PLAN” means the CompuCredit Corporation Amended and Restated Employee Stock Purchase Plan.

2.15    “HOLDING PERIOD” means that period beginning on an Offering Termination Date on which Shares are purchased by Participants and ending twelve (12) calendar months later.

2.16    “OFFERING” means an offering to Participants of Options to purchase Shares under Section 4.1.

2.17    “OFFERING COMMENCEMENT DATE” means the first trading day of the calendar month applicable to the Offering.

2.18    “OFFERING TERMINATION DATE” means the last trading day of the calendar month applicable to the Offering.

2.19    “OPTION” means an option to purchase Shares granted pursuant to the Plan.

2.20    “ORIGINAL PLAN” means the CompuCredit Corporation Employee Stock Purchase Plan.

2.21    “PARTICIPANT” means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.3, and who has not become an ineligible Employee or withdrawn from participation in the Plan pursuant to Article III.

2.22    “PLAN” means the Second Amended Plan.

2.23    “PLAN ADMINISTRATOR” means AST Equity Plan Solutions, Inc. or such other entity or individual as the Committee may designate to administer the Plan.

2.24    “REORGANIZATION” means the holding company reorganization whereby (i) CompuCredit became a wholly owned subsidiary of the Company and (ii) the Company became the successor issuer to CompuCredit pursuant to Rule 12g-3 under the Act.

2.25    “SECOND AMENDED PLAN” means the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan.

2.26    “SHARE” means one share of common stock, no par value, of Atlanticus Holdings Corporation.

2.27    “SUBSIDIARY” means a corporation (or other form of entity which the Committee has determined shall be treated as a corporation for purposes of Code Section 423), domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or Subsidiary, within the meaning of Code Section 424(f).

2.28    “TRANSFER AGENT” means the officially designated transfer agent of the Company.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1    GRANTING OF OPTIONS TO ELIGIBLE EMPLOYEES

A.    GRANTING OF OPTIONS TO ELIGIBLE EMPLOYEES ONLY. To the extent permitted by the Plan, Options to purchase Shares hereunder shall only be granted to Eligible Employees.

B.    EMPLOYEE RIGHTS AND PRIVILEGES. All Eligible Employees granted Options under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Eligible Employees granted Options hereunder, so long as such differences do not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.2    ELIGIBILITY OF EMPLOYEES. Employees who qualify as Eligible Employees pursuant to this Section shall be eligible to elect to participate in the Plan in accordance with Section 3.3.

A.    MINIMUM SERVICE PERIOD. Except as otherwise required by Code Section 423 or other applicable law, an Employee shall be considered an Eligible Employee for purposes of participation in the Plan as of the first Offering Commencement Date after Employee completes thirty (30) calendar days of continuous service with the Company or a Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the relevant Designated Subsidiary. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day after such three (3) months of leave.

B.    REHIRED EMPLOYEES. If an Eligible Employee who has ceased to be an Employee becomes an Employee again on a date thereafter, such Employee automatically shall become an Eligible Employee effective as of the Offering Commencement Date following such date.

C.    EMPLOYEES DEEMED INELIGIBLE FOR PARTICIPATION

(i)    5% OWNERS. No Option shall be granted hereunder to any Employee who, immediately after the Option is granted, would own, within the meaning of Code Section 424(d), Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section, Shares that an Employee would be entitled to purchase on the Offering Termination Date applicable to an Option that has been granted pursuant to Section 4.1 shall be treated as owned by the Employee.

(ii)    EMPLOYEES WITH EXERCISE RIGHTS IN EXCESS OF $25,000 PER YEAR. No Option shall be granted hereunder to any Employee if, within each calendar year in which such Option is outstanding at any time, such Option (together with any other options that have been granted to the Employee under the Plan or any other stock purchase plan maintained by the Company or any Subsidiary) would provide the Employee with the right to purchase Shares having a Fair Market Value (determined on the Offering Commencement Date applicable to each such Option) in excess of $25,000.

(iii)    EXECUTIVE OFFICERS. No Option shall be granted hereunder to any Employee who is an executive officer of the Company and is “highly compensated” within the meaning of Code Section 414(q).

(iv)    OTHER EMPLOYEES. The Committee may from time to time deem ineligible for participation hereunder any class or group of Employees, so long as the exclusion of such class or group from participation does not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

(v)    401(K) PLAN. If an Employee makes a hardship withdrawal from a cash or deferred arrangement established by the Company or a Subsidiary, the Employee will be prohibited from making employee contributions to the Plan as required by Section 401(k) of the Code and the regulations thereunder.

3.3    ELECTION TO PARTICIPATE

A.    PAYROLL DEDUCTION AUTHORIZATION FORM. An Eligible Employee may elect to participate in the Plan by filing a properly completed authorization form, or such other authorization as the Plan Administrator shall require, with the party designated by the Plan Administrator no later than ten (10) business days before the Offering Commencement Date. Such form shall authorize automatic payroll deductions from a Participant’s Compensation for each pay period commencing on the Offering Commencement Date next succeeding receipt of the timely filed authorization form by the designated party (or such other date as may be designated by the

Plan Administrator), and continuing until (i) the Participant changes the amount of such payroll deductions pursuant to Section 3.3(C), (ii) the Participant becomes an ineligible Employee or withdraws from participation in the Plan pursuant to Article III, (iii) the Plan is suspended or terminated pursuant to Section 7.11, or (iv) the Committee otherwise determines, to the extent permitted by Code Section 423 or other applicable law.

B.    PAYROLL DEDUCTIONS; CALENDAR YEAR LIMIT. The payroll deductions authorized by the Participant shall be in whole percentages for each pay period, in effect on the date the payroll deductions to which the authorization form relates are made. Purchases under the Plan in each calendar year will be limited to $10,000 of the Fair Market Value of Shares (determined as of the Offering Commencement Date) (with the limit applicable to each Offering during any calendar year being the annual limit reduced by the number of shares previously purchased for the calendar year using the Fair Market Value of the Shares as of the Offering Commencement Date of the applicable Offering period) or such other limit as may be determined by the Committee prior to the applicable Offering Commencement Date.

C.    CHANGES IN PAYROLL DEDUCTIONS. Subject to Section 3.3(B), a Participant may increase or decrease the amount of payroll deductions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such change shall be made in whole percentages of Compensation, and shall be effective beginning on the Offering Commencement Date next succeeding the receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator).

D.    PARTICIPANT’S ACCOUNT. The Company shall cause to be maintained payroll deduction Accounts for all Participants. Payroll deductions made from a Participant’s Compensation shall be credited to the Participant’s Account, and shall be applied for the purchase of Shares pursuant to Article IV. No interest shall be paid or allowed on any payroll deductions credited to a Participant’s Account.

3.4    WITHDRAWAL FROM PARTICIPATION

A.    IN GENERAL. A Participant may withdraw from participation in the Plan at any time up to ten (10) business days prior to the Offering Termination Date by filing a properly completed withdrawal form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. As soon as practicable after receipt of the timely filed withdrawal form by the designated party, (i) all payroll deductions then credited to the Participant’s Account which have not already been applied for the purchase of Shares hereunder shall be paid to the Participant, without interest, and (ii) no further payroll deductions shall be made from the Participant’s Compensation and no Options shall be granted to the Participant during any Offering commencing thereafter, unless the Participant elects again to participate in the Plan pursuant to Section 3.3. However, a Participant who withdraws from participation in the Plan may not elect again to participate until the first Offering Commencement Date occurring at least one full calendar quarter following such withdrawal. Partial withdrawals from participation shall not be permitted.

B.    TERMINATION OF EMPLOYMENT.

(i)    If a Participant ceases to be an Employee for any reason other than death or retirement, on or before the last working day preceding the 10th day prior to any Offering

Termination Date, the Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Participant ceases to be an Employee. If the Participant ceases to be an Employee after such last working day, the Participant shall be deemed to have (x) exercised any outstanding Options in accordance with Article IV on the Offering Termination Date with respect to the Shares to which the Participant is entitled to receive as a result of payroll deductions for the current Offering up to the time the Participant ceases to be an Employee, and (y) immediately thereafter filed a withdrawal form in accordance with Section 3.4(A). The deemed filing of a withdrawal form pursuant to this Section shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A). Shares in the Account of a Participant who experiences a termination of employment under the circumstances described in this Section 3.4(B) (i) will continue to be subject to the twelve (12)-month restriction period as discussed in Section 4.2(B) (iv).

(ii)    In the event of the retirement or death of a Participant, prior to an Offering Termination Date, the Participant or his personal representative shall receive the Shares to which the Participant would have been entitled to receive as a result of such Participant’s payroll deductions, for the current Offering up to the time of retirement or death. Shares in the Account of a Participant who experiences a termination of employment described in this Section 3.4(B) (ii) will not be subject to the twelve-month restriction period described in Section 4.2(B) (iv).

C.    HARDSHIP WITHDRAWAL. If a Participant makes a hardship withdrawal from a cash or deferred arrangement established by the Company or a Subsidiary and is prohibited from making employee contributions to the Plan under Section 401(k) of the Code and the regulations thereunder, the Participant shall be deemed to have withdrawn from the Plan as of the date of such hardship withdrawal. In the event of any withdrawal from the Plan under this Section 3.4(C), no further payroll deductions will be made after the withdrawal is effective. However, for all other purposes of the Plan, the timing of the Participant’s withdrawal will be treated consistent with Section 3.4(A) above.

ARTICLE IV
GRANTING AND EXERCISE OF OPTIONS

4.1    GRANTING OF OPTIONS

A.    MONTHLY OFFERINGS. The Plan shall be implemented by Offerings to Participants of Options to purchase Shares. Offerings shall be made each calendar month. Each Offering shall commence on the Offering Commencement Date and shall terminate on the Offering Termination Date. Offerings shall continue to be made under the Plan until the later of (i) the date the maximum number of Shares identified in Article V has been purchased pursuant to Options granted hereunder, or (ii) the Plan is terminated or suspended pursuant to Section 7.10. The Committee shall have the power to change the duration of Offerings (including the commencement dates thereof) with respect to future Offerings, without shareholder approval, if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering to be affected thereafter, provided, however, the duration of an Offering may not exceed twelve (12) months.

B.    GRANTING OF OPTIONS. On the Offering Commencement Date for each Offering period, subject to Section 3.3(B), a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price a maximum number of Shares equal to the accumulated payroll deductions credited to the Participant’s Account as of the Offering Termination Date for

such period, divided by 85% of the Fair Market Value of the Shares on the Offering Termination Date.

C.    EXERCISE PRICE. The Exercise Price for Options granted hereunder shall be set by the Committee, provided, however, that the Exercise Price shall not be less than 85% of the Fair Market Value of the Shares on the Offering Termination Date. Unless otherwise provided by the Committee prior to the commencement of an Offering, the Exercise Price for that Offering shall be 85% of the Fair Market Value of the Shares on the Offering Termination Date.

4.2    EXERCISE OF OPTIONS

A.    AUTOMATIC EXERCISE. Except as otherwise provided in the Plan or determined by the Committee, an Option granted to a Participant hereunder shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Option. Such exercise shall be for the purchase, on or as soon as practicable after the Offering Termination Date, of the number of full and/or fractional Shares that the accumulated payroll deductions credited to the Participant’s Account as of the Offering Termination Date will purchase at the applicable Exercise Price (but not in excess of the number of Shares for which an Option has been granted to the Participant pursuant to Section 4.1). The Participant’s Account shall be charged for the amount of the purchase, and the Participant’s ownership of the Shares purchased shall be appropriately evidenced on the books of the Company.

B.    RESTRICTIONS ON EXERCISE OF OPTIONS

(i)    EXERCISE OF OPTIONS. As required by Code Section 423, any Option granted hereunder shall in no event be exercisable after the expiration of twenty-seven (27) months following the Offering Commencement Date applicable thereto.

(ii)    EXERCISE BY THE PARTICIPANT ONLY. During the Participant’s lifetime, any Option granted to the Participant shall be exercisable only by such Participant.

(iii)    OTHER RESTRICTIONS. Under no circumstances shall any Option be exercised, nor shall any Shares be issued hereunder, until such time as the Company shall have complied with all applicable requirements of (a) the Act, (b) all applicable listing requirements of any securities exchange on which the Shares are listed, and (c) all other applicable requirements of law or regulation.

(iv)    HOLDING PERIOD. Shares purchased pursuant to this Plan may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent or distribution) during the applicable Holding Period, except in the event of death or retirement as discussed in Section 3.4(B); provided, however, that the Committee, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any Shares. All certificates issued to Participants following each Offering Termination Date shall bear a legend in substantially the following form:

The shares represented by this certificate may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent and distribution) for a period commencing on [insert applicable Offering Termination Date] and ending one (1) year thereafter (the “Holding Period”); provided, however, that the committee administering the

Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any such shares.

C.    ISSUANCE OF CERTIFICATES. Certificates with respect to Shares purchased hereunder shall be issued to the Participant upon request by the Participant to the Transfer Agent. The Transfer Agent shall issue and deliver such certificates as soon as practicable after receipt of such a request. The Participant shall pay any fees charged by the Transfer Agent for its services. The Company shall not be required to issue any certificates for fractional Shares. If a Participant requests certificates for Shares for the purpose of disposing of all of the Participant’s Shares, the Company shall pay to the Participant cash in lieu of any fractional Shares, based on the Fair Market Value of such fractional Shares as of the date of the issuance of such certificates.

D.    REGISTRATION OF CERTIFICATES. Certificates shall be registered only in the name of the Participant or the Participant and his or her spouse.

E.    RIGHTS AS A SHAREHOLDER. The Participant shall have no rights or privileges of a shareholder of the Company with respect to Options granted or Shares purchased hereunder, unless and until such Shares shall have been appropriately evidenced on the books of the Company.

F.    DISPOSITIONS OF STOCK. A Participant who acquires Shares hereunder shall notify the Company, in writing, if Participant sells, transfers or otherwise disposes of such Shares before the later of (i) one year after the Offering Termination Date or (ii) two years after the Offering Commencement Date on which the Option was granted. Each Participant agrees to instruct his or her personal representatives to notify the Company if the Participant dies holding Shares acquired under the Plan.

ARTICLE V
STOCK

5.1    MAXIMUM SHARES. The maximum aggregate number of Shares which may be purchased under the Plan shall be 500,000, subject to adjustment upon certain corporate changes as provided in Section 5.2. If the total number of Shares for which Options are exercised on any Offering Termination Date exceeds such maximum number, the Committee shall make a pro rata allocation of the Shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant shall, to the extent not applied for the purchase of Shares, be refunded to the Participants, without interest, as soon as practicable thereafter.

5.2    ADJUSTMENT UPON CORPORATE CHANGES. In the event of any stock dividend, stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of Shares, or other similar corporate change with respect to the Company, the Committee (i) shall determine the kind of Shares that may be purchased under the Plan after such event, and (ii) may, in its discretion, adjust the aggregate number of Shares available for purchase under the Plan or subject to outstanding Options and the respective Exercise Prices applicable to outstanding Options. Any adjustment made by the Committee pursuant to the preceding sentence shall be conclusive and binding on the Company and all Employees.

ARTICLE VI
ADMINISTRATION

6.1    APPOINTMENT OF COMMITTEE. Except as otherwise delegated by the Committee pursuant to this Article VI, (i) the Plan shall be administered by the Committee, (ii) the Committee shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Committee shall be binding on and conclusive as to all parties.

6.2    DELEGATION OF CERTAIN AUTHORITY TO PLAN ADMINISTRATOR. Except as otherwise provided in the Plan, required by applicable law, or determined by the Committee, the Plan Administrator shall be responsible for the performance of such administrative duties under the Plan not otherwise reserved to the Committee.

6.3    COMPLIANCE WITH APPLICABLE LAW. The Plan shall not be interpreted or administered in any way that would cause the Plan to be in violation of Code Section 423 or other applicable law.

6.4    EXPENSES. The Company shall pay all expenses related to the administration of the Plan, except charges imposed by the Transfer Agent for issuing certificates for Shares, sales charges and commissions applicable to Shares, charges for back records and research performed at the request of the Participant, and such other expenses as may be designated by the Committee. The Participant shall pay all expenses related to the Participant’s Shares and the related administration of the Plan that are not paid for by the Company.

ARTICLE VII
MISCELLANEOUS

7.1    NO EMPLOYMENT RIGHTS. The Plan shall not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment with the Company or a Designated Subsidiary. The Plan shall not interfere in any way with the right of the Company or a Designated Subsidiary to terminate, or otherwise modify, an Employee’s employment at any time.

7.2    RIGHTS NOT TRANSFERABLE. Any rights of the Participant under the Plan shall not be transferred other than (i) by will, (ii) by the laws of descent or distribution, or (iii) pursuant to a qualified domestic relations order, as defined in the Code.

7.3    WITHHOLDING. The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company or a Designated Subsidiary to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan.

7.4    DELIVERY OF SHARES TO ESTATE UPON DEATH. In the event of the death of a Participant, any Shares purchased by the Participant hereunder, other than Shares as to which the Participant previously received certificates, shall be issued and delivered to the estate of the Participant as soon as practical thereafter.

7.5    EFFECT OF PLAN. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

7.6    USE OF FUNDS. All funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets.

7.7    PLAN SHARE PURCHASES. Shares subject to purchase by Participants under the Plan shall, in the discretion of the Committee, be made available from treasury Shares, authorized but unissued Shares, reacquired Shares, and/or Shares purchased on the open market.

7.8    EFFECTIVE DATE. The Original Plan became effective on January 1, 2000, contingent on CompuCredit shareholder approval obtained May 2, 2000. The First Amended Plan became effective March 6, 2008, contingent on CompuCredit shareholder approval obtained May 8, 2008. The Second Amended Plan became effective March 8, 2018, contingent on shareholder approval within the following 12 months. No Shares in excess of those reserved for issuance under the First Amended Plan may be delivered pursuant to the Plan prior to the date the shareholders approve the Second Amended Plan.

7.9    AMENDMENTS TO THE PLAN. The Committee may from time to time make amendments to the Plan that it deems advisable and consistent with the purposes of the Plan and applicable law. Notwithstanding the foregoing, no amendment that would (i) effect an increase in the number of Shares that may be purchased under the Plan, which increase is of a type that would require shareholder approval under Code Section 423 or other applicable law, or (ii) effect a change in the designation of the corporations whose Eligible Employees may be offered Options under the Plan, which change is of a type that would require shareholder approval under Code Section 423 or other applicable law, shall become effective unless the shareholder approval required by Code Section 423 or other applicable law is obtained.

7.10    TERMINATION OR SUSPENSION OF THE PLAN. The Committee shall have the power at any time to terminate or suspend the Plan and all rights of Eligible Employees under the Plan, including without limitation in connection with a change in control of the Company. Unless terminated earlier by the Committee pursuant to this Section 7.10, the Plan shall terminate upon the sale of all Shares authorized for sale under Section 5.1.

7.11    GOVERNING LAW. The laws of the State of Georgia shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

7.12    MERGER CLAUSE. The terms of the Plan are wholly set forth in this document, including certain standards of certain other plans which are to be applied to an Employee for purposes of the Plan to the extent provided herein, regardless of whether such Employee is covered under such plans. This Section shall in no way limit the authority of the Committee and the Plan Administrator to administer the Plan as provided herein.

ATLANTICUS HOLDINGS CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2018

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the 2018 Annual Meeting of Shareholders of Atlanticus Holdings Corporation (“Atlanticus”) to be held on May 10, 2018 (the “Annual Meeting”) and appoints each of David G. Hanna, Jeffrey A. Howard and Rohit H. Kirpalani as a proxy, each with the power to appoint his substitute, and hereby authorizes each of them to exercise at the Annual Meeting, and at any adjournments or postponements thereof, all the votes to which the undersigned is entitled by virtue of the undersigned’s record ownership of shares of Common Stock of Atlanticus. The exercise of such votes shall be as set forth herein upon all matters referred to on this proxy card and described in the Proxy Statement for the Annual Meeting, and, in such proxy holder’s discretion, upon any other matters that may properly come before the Annual Meeting.

(Continued and to be signed on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” LISTED IN PROPOSAL ONE AND “FOR” PROPOSAL TWO.

1.	To elect five directors for terms expiring at the 2019 Annual Meeting of Shareholders.

☐FOR ALL NOMINEES

☐WITHHOLD AUTHORITY FOR ALL NOMINEES

☐FOR ALL EXCEPT
    (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
NOMINEES: ○ David G. Hanna ○ Jeffrey A. Howard ○ Deal W. Hudson ○ Mack F. Mattingly ○ Thomas G. Rosencrants

2.	To approve and adopt the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder, and in the discretion of the proxy holder as to any other matters that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR ALL NOMINEES” LISTED IN PROPOSAL ONE AND “FOR” PROPOSAL TWO.

PLEASE MARK, SIGN, DATE AND RETURN YOUR EXECUTED PROXY CARD TO US PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder ___________________________ Date: ________________

Signature of Shareholder ___________________________ Date: ________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 10, 2018:

The Proxy Statement and the 2017 Annual Report to Shareholders are available at www.atlanticus.com/2018AnnualMeeting.